The Clorox Company

Supplemental Unaudited Condensed Information – Volume Growth

Reportable Segments	% Change vs. Prior Year
	FY15					FY16				Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	FYTD
Cleaning	-1%	3%	1%	7%	2%	5%	2%	5%	4%	Q3 increase driven by higher shipments in Home Care including double-digit growth of Clorox® disinfecting wipes as well as Clorox® Clean Up® sprays, and Professional Products from increased shipments in cleaning and healthcare products; partially offset by lower shipments in Laundry, reflecting decreases in Clorox 2® due to continued category softness and Clorox® bleach due to the February 2015 price increase.
Household	4%	3%	0%	2%	2%	1%	0%	3%	1%	Q3 increase driven by higher shipments in Charcoal business behind favorable weather, increased merchandising support and distribution gains, and Bags and Wraps including continued strength of premium trash bags; partially offset by lower shipments of Cat Litter due to continued competitive activity.
Lifestyle	0%	5%	2%	0%	1%	8%	2%	4%	5%	Q3 increase driven by higher shipments of Natural Personal Care behind innovation in Burt’s Bees® lip color and face care products, as well as continued growth in lip care products; and higher shipments of pour through and faucet mount water-filtration products.
International	5%	5%	1%	2%	3%	0%	0%	4%	1%	Q3 increase driven primarily by higher shipments in Europe, Mexico, and Canada, partially offset by lower shipments in certain other Latin American countries.
Total Company	1%	4%	1%	3%	2%	3%	1%	4%	3%

Supplemental Unaudited Condensed Information – Sales Growth

Reportable Segments	% Change vs. Prior Year
	FY15					FY16				Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	FYTD
Cleaning	-2%	3%	1%	9%	3%	6%	2%	5%	4%	Q3 variance between volume and sales was flat.
Household	5%	5%	5%	4%	5%	5%	1%	4%	3%	Q3 variance between volume and sales driven by the benefit of mix, partially offset by higher trade promotion spending in Bags and Wraps and Cat Litter.
Lifestyle	-1%	4%	3%	0%	1%	7%	2%	5%	4%	Q3 variance between volume and sales was mainly driven by the benefits of mix.
International	0%	-2%	0%	0%	-1%	-8%	-7%	-9%	-8%	Q3 variance between volume and sales driven by unfavorable foreign currency exchange rates, partially offset by the benefit of price increases.
Total Company	1%	3%	3%	4%	3%	3%	0%	2%	2%

The Clorox Company

Supplemental Unaudited Condensed Information – Gross Margin Drivers

The table below provides details on the drivers of gross margin change versus the prior year.

	Gross Margin Change vs. Prior Year (basis points)
Driver	FY15					FY16
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
Cost Savings	+120	+130	+170	+160	+140	+140	+130	+120
Price Changes	+90	+100	+140	+110	+110	+110	+110	+100
Market Movement (commodities)	-40	-90	-	+100	-	+100	+180	+180
Manufacturing & Logistics	-170	-90	-120	-80	-110	-120	-150	-150
All other	-70	-40	-80	-20	-50	-10	-60	-40
Change vs prior year	-70	+10	+110	+270	+90	+220	+210	+210
Gross Margin (%)	42.8%	42.5%	43.2%	45.6%	43.6%	45.0%	44.6%	45.3%

The Clorox Company

Supplemental Information – Balance Sheet
(Unaudited)
As of March 31, 2016

Working Capital Update

Dollars in Millions and percentages based on rounded numbers

	Q3			Q3
	FY 2016	FY 2015	Change	Days (5)	Days (5)	Change
				FY 2016	FY 2015
Receivables, net	$530	$528	$2	32	32	0
Inventories	$460	$440	$20	53	50	3
Accounts payable (1)	$436	$397	$39	46	44	2
Accrued liabilities	$519	$533	-$14
Total WC (2)	$221	$187	$34
Total WC % net sales (3)	3.9%	3.3%
Average WC (2)	$232	$203	$29
Average WC % net sales (4)	4.1%	3.6%

(1)	Days of accounts payable is calculated as follows: average accounts payable / [(cost of products sold + change in inventory) / 90].
(2)	Working capital (WC) is defined in this context as current assets minus current liabilities excluding cash and short-term debt, based on end of period balances. Average working capital represents a two-point average of working capital.
(3)	Represents working capital at the end of the period divided by annualized net sales (current quarter net sales x 4).
(4)	Represents a two-point average of working capital divided by annualized net sales (current quarter net sales x 4).
(5)	Days calculations based on a two-point average.

Supplemental Information – Cash Flow
(Unaudited)
For the quarter ended March 31, 2016

Capital expenditures for the third quarter were $45 million versus $23 million in the year-ago quarter.

Depreciation and amortization for the third quarter was $40 million versus $41 million in the year ago quarter.

Net cash provided by continuing operations in the third quarter was $258 million, or 18 percent of sales.

The Clorox Company

Supplemental Unaudited Condensed Information

Q3 Fiscal Year-To-Date 2016 Free Cash Flow Reconciliation

Dollars in Millions and percentages based on rounded numbers

	Q3	Q3
	Fiscal	Fiscal
	YTD	YTD
	2016	2015
Net cash provided by continuing operations – GAAP	$436	$481
Less: Capital expenditures	$113	$83
Free cash flow – non-GAAP (1)	$323	$398
Free cash flow as a percent of sales – non-GAAP (1)	7.8%	9.7%
Net sales	$4,161	$4,098

(1)	In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management uses free cash flow and free cash flow as a percent of sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions, investing in the business to drive growth, and financing activities, including debt payments, dividend payments and share repurchases. Free cash flow does not represent cash available only for discretionary expenditures, since the Company has mandatory debt service requirements and other contractual and non-discretionary expenditures. In addition, free cash flow may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.

The Clorox Company

Supplemental unaudited reconciliation of earnings from continuing operations before income taxes to EBIT(1)(3) and EBITDA (2)(3)

Dollars in millions and percentages based on rounded numbers

	FY 2015					FY 2016

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	9/30/14	12/31/14	3/31/15	6/30/15	6/30/15	9/30/15	12/31/15	3/31/16
Earnings from continuing operations	$218	$197	$217	$289	$921	$264	$230	$237
before income taxes
Interest income	-$1	-$1	-$1	-$1	-$4	-$1	-$2	-$1
Interest expense	$26	$26	$25	$23	$100	$23	$22	$22
EBIT (1)(3)	$243	$222	$241	$311	$1,017	$286	$250	$258
EBIT margin (1)(3)	18.0%	16.5%	17.2%	20.0%	18.0%	20.6%	18.6%	18.1%
Depreciation and amortization	$43	$42	$41	$43	$169	$41	$41	$40
EBITDA (2)(3)	$286	$264	$282	$354	$1,186	$327	$291	$298
EBITDA margin (2)(3)	21.2%	19.6%	20.1%	22.7%	21.0%	23.5%	21.6%	20.9%
Net sales	$1,352	$1,345	$1,401	$1,557	$5,655	$1,390	$1,345	$1,426
Total debt (4)	$2,224	$2,672	$2,166	$2,191	$2,191	$2,227	$2,296	$2,228
Debt to EBITDA (3)(5)	1.9	2.3	1.9	1.8	1.8	1.8	1.8	1.8

(1)	EBIT (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income and interest expense, as reported above. EBIT margin is the ratio of EBIT to net sales.

(2)	EBITDA (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income, interest expense, depreciation and amortization, as reported above. EBITDA margin is the ratio of EBITDA to net sales.

(3)	In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management believes the presentation of EBIT, EBIT margin, EBITDA, EBITDA margin and debt to EBITDA provides additional useful information to investors about current trends in the business.

(4)	Total debt represents the sum of notes and loans payable, current maturities of long-term debt, and long-term debt.

(5)	Debt to EBITDA (a non-GAAP measure) represents total debt divided by EBITDA for the trailing four quarters.

The Clorox Company Updated: 05-03-16

U.S. Retail Pricing Actions from CY2010 - CY2016

Brand / Product	Average Price Change	Effective Date
Home Care
Green Works® cleaners	-7 to -21%	May 2010
Formula 409®	+6%	August 2011
Clorox Clean-Up® cleaners	+8%	August 2011
Clorox® Toilet Bowl Cleaner	+5%	August 2011
Liquid-Plumr® products	+5%	August 2011
Pine-Sol® cleaners	+17%	April 2012
Clorox Clean-Up®, Formula 409®, and Clorox® Disinfecting Bathroom spray cleaners	+5%	March 2013
Green Works® cleaners	+21%	July 2014

Laundry
Green Works® liquid detergent	approx. -30%	May 2010
Clorox® liquid bleach	+12%	August 2011
Clorox 2® stain fighter and color booster	+5%	August 2011
Clorox® liquid bleach	+7%	February 2015

Glad
Glad® trash bags	+5%	August 2010
Glad® trash bags	+10%	May 2011
Glad® wraps	+7%	August 2011
Glad® food bags	+10%	November 2011
GladWare® disposable containers	+8%	July 2012
Glad® trash bags	+6%	March 2014
Glad® ClingWrap	+5%	March 2014
Glad® trash bags	+6%	November 2014
Glad® wraps	+5%	January 2015

Litter
Cat litter	-8 to -9%	March 2010
Cat litter	+5%	May 2012

Food
Hidden Valley Ranch® salad dressing	+7%	August 2011

Charcoal
Charcoal and lighter fluid	+8 to 10%	January 2012
Charcoal	+6%	December 2012

Brita
Brita® pitchers	+3%	August 2011
Brita® pitchers and filters	+5%	July 2012

Natural Personal Care
Burt’s Bees® lip balm	+10%	July 2013
Notes:
●	Individual SKUs vary within the range.
●	This communication reflects pricing actions on primary items, and does not reflect pricing actions on our Professional Products business.